EXHIBIT 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

AND PRINCIPAL FINANCIAL OFFICER

PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. 1350)

In connection with the Quarterly Report on Form 10-Q of Wells Real Estate Fund IX, L.P. for the quarterly period ended June 30, 2007, as filed with the Securities and Exchange Commission (the “Report”), the undersigned, Leo F. Wells, III, Principal Executive Officer of the corporate general partner of one of the General Partners of the Registrant, and Douglas P. Williams, Principal Financial Officer of the corporate general partner of one of the General Partners of the Registrant, hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350), that, to the best of our knowledge and belief:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Leo F. Wells, III
Leo F. Wells, III
Principal Executive Officer
August 8, 2007

/s/ Douglas P. Williams
Douglas P. Williams
Principal Financial Officer
August 8, 2007